                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  March 19, 1998


                           THE TIMES MIRROR COMPANY
              (Exact Name of Registrant as Specified in Charter)

       DELAWARE                      1-13492                      95-4481525
(State of Incorporation)     (Commission File No.)    (IRS Employer Identification No.)


              TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053
             (Address of Principal Executive Offices)  (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (213) 237-3700



                                     NONE
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

     The Times Mirror Company, a Delaware corporation ("Times Mirror"), has entered into an agreement for the acquisition of the Los Angeles area business of EZ Buy & EZ Sell Recycler Corporation, a Delaware corporation ("EZ Buy"), consisting primarily of the Recycler Publications in the Los Angeles, Orange, Riverside, San Bernardino and Ventura counties and a portion of Santa Barbara county.

     The transaction will involve the spin-off of a new entity (Target Media Partners) that will own all of the non-Los Angeles area assets of EZ Buy, including 23 local, regional and specialty publications in California, Michigan, Arizona, Georgia, Tennessee, South Carolina and Alabama. Following the spin-off of Target Media Partners, Times Mirror will become a shareholder of Target Media Partners by investing in preferred stock of Target Media Partners and will receive warrants to acquire a minority interest in Target Media Partners. Times Mirror has also agreed to provide Target Media Partners with financing for capitalization and to continue Recycler's national acquisition program.

     Attached as Exhibit 99 and incorporated herein by reference to this Form 8-K is a copy of the press release, dated March 20, 1998, of Times Mirror, EZ Buy and DLJ Merchant Banking Partners.

Item 7.   Exhibits

          (c) Exhibits

              99 Press Release issued by The Times Mirror Company, EZ Buy & EZ Sell Recycler Corporation and DLJ Merchant Banking Partners on March 20, 1998.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE TIMES MIRROR COMPANY
                                                  (Registrant)



Date:  March 23, 1998                       By: /s/ William A. Niese
                                                --------------------------------
                                                 William A. Niese
                                                 Vice President and
                                                 General Counsel

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